Exhibit 99.1

International Stem Cell Corporation Announces Pricing of Public Offering

CARLSBAD, CA – (Marketwired) – 07/19/13 – International Stem Cell Corporation (OTCQB: ISCO) (www.internationalstemcell.com) a California-based biotechnology company developing novel stem cell based therapies, announced today the pricing of a public offering of 20,000,000 units, each unit consisting of one share of our common stock and one Series A Warrant to purchase one share of our common stock at an exercise price of $0.15 per share. The units are being offered at a price of $0.15 per unit. We are also offering up to 20,000,000 Series B Warrants, each to purchase one unit. Purchasers will receive one Series B Warrant for each unit purchased. Each Series A Warrant will be immediately exercisable at an initial exercise price of $0.15 per share. The Series A Warrants will expire on the fifth anniversary of the initial date of issuance

Each Series B Warrant is exercisable for one unit, each of which consists of one share of our common stock and one Series A Warrant to purchase one share of our common stock. The Series B Warrants are exercisable immediately at an initial exercise price of $0.15 per unit, subject to adjustment. Beginning at the close of trading on the 60th trading day following the date of issuance, and effective beginning on the fifth trading day immediately preceding such 60th trading day, the Series B Warrants will be exercisable at a per unit exercise price equal to the lower of (i) the then-effective exercise price per unit and (ii) 80% of the closing bid price of our common stock on such 60th trading day. The Series B Warrants will expire at the close on the 65th trading day following the date of issuance.

The Company intends to use the net proceeds from this offering to fund its research and development activities, including the Parkinson’s disease program and for general working capital needs.

Roth Capital Partners acted as the sole placement agent for the offering. The securities are being offered by the Company pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission and which was declared effective by the Securities and Exchange Commission (“SEC”) on July 18, 2013. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus also may be obtained from Roth Capital Partners, LLC Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, at 800-678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About International Stem Cell Corporation

International Stem Cell Corporation is focused on the therapeutic applications of human parthenogenetic stem cells (hpSCs) and the development and commercialization of cell-based research and cosmetic products. ISCO’s core technology, parthenogenesis, results in the creation of pluripotent human stem cells from unfertilized oocytes (eggs) hence avoiding ethical issues associated with the use or destruction of viable human embryos. ISCO scientists have created the first parthenogenetic, homozygous stem cell line that can be a source of therapeutic cells for hundreds of millions of individuals of differing genders, ages and racial background with minimal immune rejection after transplantation. hpSCs offer the potential to create the first true stem cell bank, UniStemCell™. ISCO also produces and markets specialized cells and growth media for therapeutic research worldwide through its subsidiary Lifeline Cell Technology (www.lifelinecelltech.com), and stem cell-based skin care products through its subsidiary Lifeline Skin Care (www.lifelineskincare.com). More information is available at www.internationalstemcell.com.

Forward-looking Statements

Statements pertaining to anticipated developments, the potential benefits of research programs and products, and other opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update forward-looking statements.

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Contacts:

International Stem Cell Corporation

Dr. Simon Craw, Executive Vice President

Phone: 760-940-6383

Email: ir@intlstemcell.com

Investor Relations:

MZ Group

Mark McPartland

Senior Vice President

Phone: 212-301-7130

Email: markmcp@mzgroup.us

Web: www.mzgroup.com